Exhibit 10.11

DESCRIPTION OF BONUS FOR
CHAIRMAN, PRESIDENT AND STAFF
OFFICERS OF INGERSOLL-RAND COMPANY

   There are no formal Plan documents setting forth these arrangements.  However, as set forth in the Company's
   Annual Proxy Statement, subject to the approval of the Board of Directors which approves the amount of each award, the Compensation Committee has approved incentive award arrangements for the Chairman, President and other Company officers responsible for staff functions.  These officers may receive annual incentive awards attributable to current year results dependent upon the Company's attainment of predetermined financial and operational goals.  The amount of such annual awards is discretionary and is subject to general guidelines.  Discretionary awards may also be paid in the event that corporate goals are not met.